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                                                                   EXHIBIT 11.1


                                CAERE CORPORATION


                         STATEMENT REGARDING COMPUTATION
                            OF NET EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            YEARS ENDED DECEMBER 31,
                                                     -------------------------------------
                                                       1998          1997            1996
                                                     -------        -------        -------
Net earnings                                         $10,276        $ 3,140        $   396
                                                     =======        =======        =======

Basic earnings per share - weighted average
common shares outstanding
                                                      12,687         13,123         13,120

Effect of dilutive common equivalent shares -
stock options outstanding                                559            142            199
                                                     -------        -------        -------

Diluted earnings per share - weighted average
   common shares and common equivalent shares
   outstanding                                        13,246         13,265         13,319
                                                     =======        =======        =======

Basic earnings per share                             $  0.81        $  0.24        $  0.03
                                                     =======        =======        =======

Diluted earnings per share                           $  0.78        $  0.24        $  0.03
                                                     =======        =======        =======


There were no reconciling items in the numerators between the basic and diluted earnings per share computations. Options excluded from the computation of earnings per share because their effect on earnings per share was antidilutive, but which could dilute basic earnings per share in future periods, were as follows: 140,000 in 1998, 564,000 in 1997, and 26,000 in 1996.